Exhibit 99.1

LifeVantage Formally Expands its Global Operations to Hong Kong

SALT LAKE CITY, December 19, 2012 – LifeVantage Corporation (NASDAQ:LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, today announced that following completion of extensive market preparation including regulatory and legal review, it has expanded its operations to Hong Kong.

“We are excited about our expansion into Hong Kong and reaffirm our commitment to continued growth in a sustainable manner,” said LifeVantage President and CEO Douglas C. Robinson. “Historically, Asian markets, including Japan have responded positively to our combined messages of healthy living and the dynamic business opportunities represented by LifeVantage and its products. We anticipate that with a population of seven million, Hong Kong will become an important market for us.”

LifeVantage’s expansion into Hong Kong is a natural outgrowth of the Company’s global plan to grow its market presence in countries where its healthy living message resonates. As one of the world’s great financial centers with a history of entrepreneurship, innovation and capitalism, LifeVantage is excited about its entrance into the Hong Kong market. LifeVantage is officially conducting business in Hong Kong by enrolling Independent Distributors and shipping product. David Toda, President and Managing Director of Asia Pacific, will oversee the day-to-day operations of LifeVantage in Hong Kong.

“Our business opportunity and compensation plan have been developed by leading minds in the industry,” Robinson said. “We have high expectations as we offer our motivating and rewarding compensation and recognition plan to the people of Hong Kong, as we expand our operations in Asia.”

About LifeVantage Corporation

LifeVantage, (LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “anticipates,” “expects,” look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated growth rate in Hong Kong and the importance of the market. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

Investor Relations Contact:

Cindy England (801) 432-9036

Director of Investor Relations

-or-

John Mills (310) 954-1105

Senior Managing Director, ICR, LLC